Exhibit 5

CLEARY GOTTLIEB STEEN &  HAMILTON LLP

ONE LIBERTY PLAZA

NEW YORK, NY 10006-1470

(212) 225-2000

FACSIMILE (212) 225-3999

WWW.CLEARYGOTTLIEB.COM

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Writer’s Direct Dial: (212) 225-2494

E-Mail: sflow@cgsh.com

MARK A. WALKER

LESLIE B. SAMUELS

EDWARD F. GREENE

ALLAN G. SPERLING

EVAN A. DAVIS

LAURENT ALPERT

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

ROBERT L. TORTORIELLO

A. RICHARD SUSKO

LEE C. BUCHHEIT.

JAMES M. PEASLEE

ALAN L. BELLER

THOMAS J. MOLONEY

WILLIAM F. GORIN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

JAIME A. EL KOURY

STEVEN G. HOROWITZ

ANDREA G. PODOLSKY

JAMES A. DUNCAN

STEVEN M. LOEB

DANIEL S. STERNBERG

DONALD A. STERN

CRAIG B. BROD

SHELDON H. ALSTER

WANDA J. OLSON

MITCHELL A. LOWENTHAL

DEBORAH M. BUELL

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

SETH GROSSHANDLER

WILLIAM A. GROLL

JANET L. FISHER

DAVID L. SUGERMAN

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RAYMOND B. CHECK

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NUENHUIS

LINDSEE P. GRANFIELD

ANDRES DE LA CRUZ

DAVID C. LOPEZ

CARMEN A. CORRALES

JAMES L. BROMLEY

PAUL E. GLOTZER

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL J. VOLKOVITSCH

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

KRISTOFER W. HESS

JUAN G. GIRÁLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

DAVID AMAN

ADAM E. FLEISHER

SEAN A. ONEAL

GLENN P. MCGRORY

CHRISTOPHER P.

    MOORE

JOON H. KIM

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

    RESIDENT PARTNERS

SANDRA M. ROCKS

ELLEN M. CREEDE

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L.

     CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

GABRIEL J. MESA

DAVID H. HERRINGTON

HEIDE H. ILGENFRITZ

KATHLEEN M.

    EMBERGER

NANCY I. RUSKIN

WALLACE L. LARSON, JR.

JAMES D. SMALL

AVRAM E. LUFT

ELIZABETH LENAS

DANIEL ILAN

    RESIDENT COUNSEL

June 25, 2010

United Technologies Corporation

One Financial Plaza

Hartford, Connecticut 06103

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to United Technologies Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (excluding the documents incorporated by reference therein, the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately in one or more series (if applicable), of (i) unsubordinated debt securities of the Company (which may be convertible into shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”)) (the “Debt Securities”); (ii) warrants of the Company to purchase Debt Securities (the “Debt Warrants”); (iii) warrants of the Company, the value of which is related to the value of various currencies (the “Currency Warrants”); (iv) warrants of the Company, the value of which is related to various stock or other indices (the “Stock-Index Warrants”); and (v) Common Stock. The Debt Warrants, Currency Warrants and Stock-Index Warrants are referred to herein collectively as the “Warrant Securities,” and the Debt Securities, the Warrant Securities and the Common Stock are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

United Technologies Corporation, p. 2

The Debt Securities are to be issued under an amended and restated indenture dated as of May 1, 2001 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York, as trustee (the “Trustee”). The Debt Warrants are to be issued from time to time under one or more debt warrant agreements (each, a “Debt Warrant Agreement”), the Currency Warrants are to be issued from time to time under one or more currency warrant agreements (each, a “Currency Warrant Agreement”) and the Stock-Index Warrants are to be issued from time to time under one or more stock-index warrant agreements (each, a “Stock-Index Warrant Agreement” and, together with the Debt Warrant Agreements and the Currency Warrant Agreements, the “Warrant Agreements”), each to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each as identified in the applicable Warrant Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	an executed copy of the Indenture, filed as an exhibit to the Registration Statement;

(c)	forms of each of the Warrant Agreements, including forms of each of the respective Warrant Securities, filed as exhibits to the Registration Statement;

(d)	a form of the Common Stock Certificate, filed as an exhibit to the Registration Statement; and

(e)	copies of the Company’s Restated Certificate of Incorporation and Bylaws as Restated and Amended, certified by the Secretary of State of the State of Delaware and the assistant secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.    The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

United Technologies Corporation, p. 3

2.    The Warrant Securities will be the valid, binding and enforceable obligations of the Company.

3.    The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, will be validly issued by the Company, fully paid and nonassessable.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company with respect to the Indenture regarding matters of federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that (i) the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and, in the case of the Debt Securities or the Warrant Securities, to the terms of the Indenture or the applicable Warrant Agreement, respectively, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Company will duly authorize, execute and deliver the applicable Warrant Agreement and any other agreement necessary with respect to the Securities or contemplated by such Securities, any agreement governing those Securities or the Registration Statement and will take any other appropriate additional corporate action, and the Warrant Agreements will conform to the forms thereof filed as exhibits to the Registration Statement; (iii) the Company will establish the forms of the Debt Securities in accordance with the Indenture and any corporate action authorizing such Debt Securities, and the Warrant Securities will conform to the respective forms thereof included in the forms of Warrant Agreements filed as exhibits to the Registration Statement; (iv) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement; (v) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock, shall not be less than the par value of such Common Stock; and (vi) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

United Technologies Corporation, p. 4

In rendering the opinion expressed in paragraph 1 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We note that any designation in the Debt Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Debt Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, to the extent that any Debt Securities include a provision relating to indemnification against any loss in obtaining currency due from a court judgment in another currency, we express no opinion as to the enforceability of such provision.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware).

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Validity of the Securities” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/S/ SANDRA L. FLOW

Sandra L. Flow, a Partner